UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): January 11, 2018

Ensco plc

(Exact name of registrant as specified in its charter)

England and Wales	1-8097	98-0635229
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Chesterfield Gardens

London, England W1J 5BQ

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: +44 (0) 20 7659 4660

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01              Other Events.

Underwriting Agreement

On January 11, 2018, Ensco plc (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc. and Citigroup Global Markets Inc., as representatives of the several underwriters named in Schedule II thereto, relating to the issue and sale of $1,000,000,000 aggregate principal amount of its 7.75% Senior Notes due 2026 (the “2026 Notes”).  The 2026 Notes are to be issued pursuant to an Indenture, dated as of March 17, 2011 (the “Base Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee, as supplemented from time to time, including by the fifth supplemental indenture thereto to be dated the closing date of the offering (together with the Base Indenture, the “Indenture”).

The offering of the 2026 Notes was registered under the Securities Act of 1933 pursuant to Ensco’s registration statement on Form S-3 (Registration No. 333-221706), and is being made pursuant to the prospectus dated November 21, 2017, as supplemented by the prospectus supplement dated January 11, 2018 (collectively, the “Prospectus”), filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act.  The description of the 2026 Notes and the Indenture are set forth in the Prospectus and are incorporated herein by reference.  The issuance and sale of the 2026 Notes is expected to close on January 24, 2018. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report.

This Current Report is not an offer to sell or the solicitation of an offer to buy any securities issued in connection with the notes offering, nor shall there be any sale of the securities issued in such offering in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  Such securities are being offered only by means of a prospectus, including a prospectus supplement relating to such securities, meeting the requirements of Section 10 of the U.S. Securities Act of 1933.

Upsizing of Tender Offers

On January 11, 2018, the Company issued a press release announcing that it has increased the maximum aggregate purchase price in the previously announced offers to purchase for cash (collectively, the “Tender Offers” and, each offer to purchase a series of Notes (as defined below) individually, a “Tender Offer”) (i) the outstanding 8.50% Senior Notes due 2019 issued by Pride International, Inc., a wholly owned subsidiary of Ensco (“Pride”) (the “2019 Notes”), (ii) the outstanding 6.875% Senior Notes due 2020 issued by Pride (the “2020 Notes”) and (iii) the outstanding 4.70% Senior Notes due 2021 (the “2021 Notes”; the 2021 Notes, collectively with the 2019 Notes and 2020 Notes, the “Notes” and each series, a “series of Notes”) to $985,000,000, exclusive of accrued interest.  In addition, the Company has increased the maximum aggregate purchase price, exclusive of accrued interest, of the 2020 Notes and the 2021 Notes to $728,000,000.

All other terms and conditions of the Tender Offers remain unchanged as previously announced and described in the Offer to Purchase, dated January 10, 2018.  A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report is neither an offer to purchase nor a solicitation of an offer to sell any Notes in the Tender Offers.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number

1.1	Underwriting Agreement dated January 11, 2018 between Ensco plc and the several Underwriters named in Schedule II thereto.

99.1	Press Release dated January 11, 2018, issued by Ensco plc

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Ensco plc

Date: January 16, 2018
	By:	/s/ Tommy E. Darby
Tommy E. Darby
Controller